Exhibit 3.1

OFFICE OF THE SECRETARY OF STATE

OF THE STATE OF COLORADO

CERTIFICATE OF DOCUMENT FILED

I, Jena Griswold , as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office, the attached document is a true and complete copy of the

Articles of Amendment

with Document # 20221723618 of

McEwen Mining Inc.

Colorado Corporation

(Entity ID # 19871378412 )

consisting of 4 pages.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 07/22/2022 that have been posted, and by documents delivered to this office electronically through 07/25/2022 @ 14:57:50.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, and issued this official certificate at Denver, Colorado on 07/25/2022 @ 14:57:50 in accordance with applicable law. This certificate is assigned Confirmation Number 14187397.

/s/ Jena Griswold Secretary of State of the State of Colorado

******************************************************End of Certificate******************************************************

Notice: A certificate issued electronically from the Colorado Secretary of State’s Web site is fully and immediately valid and effective. However, as an option, the issuance and validity of a certificate obtained electronically may be established by visiting the Validate a Certificate page of the Secretary of State’s Web site, http://www.sos.state.co.us/biz/CertificateSearchCriteria.do entering the certificate’s confirmation number displayed on the certificate, and following the instructions displayed. Confirming the issuance of a certificate is merely optional and is not necessary to the valid and effective issuance of a certificate. For more information, visit our Web site, http://www.sos.state.co.us/ click “Businesses, trademarks, trade names” and select “Frequently Asked Questions.”

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us.	Colorado Secretary of State Date and Time: 07/25/2022 02:45 PM ID Number: 19871378412 Document number: 20221723618 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

1.	For the entity, its ID number and entity name are

ID number	19871378412
(Colorado Secretary of State ID number)

Entity name	McEwen Mining Inc.	.

2.	The new entity name (if applicable) is ________________________________________________________________________________________.

3.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒	This document contains additional amendments or other information.

4.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are 07/27/2022 11:59 PM.

(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are	Waltz	Peter
	(Last)	(First)	(Middle)	(Suffix)

1401 Lawrence Street
(Street name and number or Post Office Box information)

Suite 2300
	Denver	CO	80202
	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

AMD_PC	Page 1 of 2	Rev. 12/20/2016

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

AMD_PC	Page 2 of 2	Rev. 12/20/2016

ARTICLES OF AMENDMENT TO THE

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF MCEWEN MINING INC.

Pursuant to Section 7-110-103 of the Colorado Business Corporation Act and Section 7-90-304 of the Colorado Corporations and Associations Act, McEwen Mining Inc., a Colorado corporation (the “Corporation”), adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation, as previously amended, and hereby certifies as follows:

FIRST:    The name of the corporation is McEwen Mining Inc.

SECOND: The board of directors of the Corporation duly approved the following amendments to the Second Amended and Restated Articles of Incorporation and recommended them for approval by the shareholders of the Corporation on May 27, 2022 and the shareholders of the Corporation duly approved said amendments on July 7, 2022.

THIRD: The first amendment effected by these Articles of Amendment is as follows: The following shall be added in its entirety immediately following Article IV, Section A of the Corporation’s Second Amended and Restated Articles of Incorporation:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Colorado Business Corporations Act of these Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Corporation, each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). Any fractional shares resulting from the Reverse Stock Split will not be issued but will be paid out in cash (without interest or deduction) in the amount equal to the number of shares exchanged into such fractional share multiplied by the closing trading price of the Common Stock on the New York Stock Exchange on the trading day immediately before the Effective Time. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above.”

FOURTH: The second amendment effected by these Articles of Amendment, which shall be deemed to be effective immediately after the matter described in Article Third, is as follows: The second sentence of Article IV, Section A of the Second Amended and Restated Articles of Incorporation is hereby deleted in its entirety and restated as follows:

The total number of shares which the Corporation is authorized to issue is 200,000,002 shares, of which (i) 200,000,000 shares, no par value, shall be Common Stock and (ii) two shares, no par value, shall be Preferred Stock.

FIFTH: The remainder of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain unchanged and in full force and effect.

SIXTH: The effective date of these Articles of Amendment shall be 11:59 P.M. Eastern Time July 27, 2022.

IN WITNESS WHEREOF, McEwen Mining, Inc. has caused these Articles of Amendment of the Second Amended and Restated Articles of Incorporation to be signed by its duly authorized officer, this 25th day of July 2022.

McEwen Mining, Inc.

/s/Carmen Diges
Name: Carmen Diges
Title: General Counsel and Secretary